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                                                                   EXHIBIT 10.30

                        2000 DUN & BRADSTREET CORPORATION
                   NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                   (AS AMENDED AND RESTATED DECEMBER 4, 2000)


1.   PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company in attracting, retaining and compensating nonemployee directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its stockholders since it will allow nonemployee directors of the Board to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with stockholders in increasing the value of the Shares on a long-term basis.

2.   DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

     (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

     (b)  Award: An Option or Other Stock-Based Award granted pursuant to the
          Plan.

     (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

     (d)  Board: The Board of Directors of the Company.

     (e)  Change in Control: The occurrence of any of the following events:

               (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities.

               (ii) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new
          Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section, a Director designated by any Person
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          (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof.

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

     (g)  Company: The Dun & Bradstreet Corporation.

     (h)  D&B: The Dun & Bradstreet Corporation, a Delaware corporation.

     (i) Disability: Inability to continue to serve as a nonemployee director of the Board due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Board (excluding any member thereof whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Board, in its sole discretion, may require.

     (j) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 14 of the Plan.



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     (k)  Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Board in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

     (l)  Option: A stock option granted pursuant to Section 6 of the Plan.

     (m) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(b) of the Plan.

     (n) Other Stock-Based Awards: Awards granted pursuant to Section 7 of the Plan.

     (o) Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company as of the date that an Award is granted.

     (p) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

     (q) Plan: The 2000 Dun & Bradstreet Corporation Nonemployee Directors' Stock Incentive Plan.

     (r) Retirement: Except as otherwise provided in an Award agreement, termination of service with the Company or an Affiliate after such Participant has attained age 70, regardless of the length of such Participant's service; or, with the prior written consent of the Board (excluding any member thereof whose own Retirement is at issue in a given case), termination of service at an earlier age after the Participant has completed six or more years of service with the Company.

     (s) Shares: Shares of common stock, par value $0.01 per share, of the Company.

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     (t)  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.   SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is 300,000. An amount not in excess of 15% of the total number of shares reserved and available for distribution pursuant to the Plan may be issued for Other Stock-Based Awards pursuant to Section 7. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Awards shall reduce the total number of Shares available under the Plan. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.   ADMINISTRATION

     The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5.   ELIGIBILITY

     All Participants shall be eligible to participate under this Plan.

6.   TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Board shall determine:

     (a) Option Price. The Option Price per Share shall be determined by the Board, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

     (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board, but in no event shall an Option be exercisable more than ten years after the date it is granted.

     (c) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment
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and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

     (d) Exercise of Options. Except as otherwise provided in the Plan or in a related Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of
Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Board, (iii) partly in cash and partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Board pursuant to the Plan. Unless the vesting of an Option is otherwise accelerated pursuant to Section 7(e), 7(f) or 7(g), the unvested portion of the Option will terminate upon the Participant's termination of employment for any reason.

     (e) Exercisability Upon Termination of Service by Death. If a Participant's service with the Company and its Subsidiaries terminates by reason of death after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option shall immediately vest in full and may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of death.

     (f) Exercisability Upon Termination of Service by Disability or Retirement. If a Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement after the first anniversary of the date on which an Option is granted, the unexercised vested portion of such Option may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of such termination of service; provided, however, that if a Participant dies within a period of five years after such termination of service, the unexercised portion of the Option shall immediately vest in full and may thereafter be exercised, during the shorter of the remaining term of the Option or the period that is the longer of five years after the Date of such termination of service or one year after the date of death.

     (g) Effect of Other Termination of Service. If a Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement prior to the first anniversary of the date on which an Option is granted (as described above), then, a pro rata portion of such Option shall immediately vest in full and may be exercised thereafter, during the shorter of
(A) the remaining term of such Option or (B) five years after the date of such termination of service, for a prorated number of Shares (rounded down to the nearest whole number of Shares), equal to (i) the number of Shares subject to such Option multiplied by (ii) a fraction the numerator of which is the number of days the Participant served on the Board subsequent to the date on which such Option was granted and the denominator of which is 365. The portion of such Option which is not so exercisable shall terminate as of the date of Disability

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or Retirement. If a Participant's service with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement, the unexercised vested portion of such Option shall terminate thirty days following such termination of service.

     (h) Nontransferability of Stock Options. Except as otherwise provided in this Section 6(h), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and during the lifetime of a Participant an Option shall be exercisable only by the Participant. An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Board may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the Option agreement pursuant to which such Options are granted must be approved by the Board, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 6(h). The Board may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6(e), 6(f) and 6(g) hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 6(e), 6(f) and 6(g). The Board may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of Options eligible to transfer options, as well as to make other determinations with respect to option transfers.

7.   OTHER STOCK-BASED AWARDS

     The Board, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Board shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Board shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). An amount not in excess of 15% of the total
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number of Shares reserved and available for distribution pursuant to the Plan, as determined pursuant to Section 3, may be issued as Other Stock-Based Awards.

8.   ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

     (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

     (b) Change in Control. Upon the occurrence of a Change in Control, (A) (i) all restrictions on Shares of restricted stock shall lapse and (ii) all Options shall vest and become exercisable and (B) the Board may, but shall not be obligated to, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options over the aggregate Option Price of such Options.

9.   NO RIGHT TO AWARDS.

     No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10.  SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11.  AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 8 of the Plan), (1) increase the total number of Shares reserved for the purposes of the Plan, (2) result in any Option being repriced either by lowering the Option Price of any outstanding Option or by canceling an outstanding Option and granting a replacement Option with a lower Option Price, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to
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such Participant under the Plan; provided, however, that the Board may amend the
Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

12.  NONTRANSFERABILITY OF AWARDS

     Except as provided in Section 6(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Board, in its sole discretion, shall have the authority to waive this Section 12 (or any part thereof) to the extent that this Section 12 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

13.  CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

14.  EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of October 18, 2000. The Plan shall terminate on the day following the Company's 2001 Annual Meeting of Stockholders unless the Plan is ratified by stockholders at such meeting. Awards granted prior to termination of the Plan shall not be affected by such termination.